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                             FORM 8-K

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549






                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




                   Date of Report - May 6, 2002
          Date of earliest event reported - May 3, 2002



                 THE MAY DEPARTMENT STORES COMPANY

      (Exact name of Registrant as specified in its charter)

   Delaware                   I-79               43-1104396
(State or other           (Commission         (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



  611 Olive Street, St. Louis, Missouri               63101
(Address of principal executive offices)           (Zip code)



       Registrant's telephone number, including area code:
                          (314) 342-6300


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Item 5.   Other Events.

     On May 3, 2002 Registrant announced that it is combining its Kaufmann's and Filene's divisions in the Northeast as well as its Robinsons-May and Meier & Frank divisions in the West and Northwest.

     Registrant anticipates that combining these divisions will save approximately $60 million pretax ($0.13 per share) annually, approximately 50 percent of which will be realized in the second half of fiscal 2002.


Item 7.   Financial Statements and Exhibits.
     (c) Exhibits. The following documents are filed as Exhibits.


Exhibit No.    Exhibit

     99.1      Press Release, dated May 3, 2002









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                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              THE MAY DEPARTMENT STORES COMPANY



Dated: May 6, 2002       By:    /s/ Richard A. Brickson
                                    Richard A. Brickson
                                    Secretary and Senior Counsel













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                        INDEX TO EXHIBITS



Exhibit No.    Exhibit

     99.1      Press Release, dated May 3, 2002.
















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                           EXHIBIT 99.1


MAY
For Immediate Release
Contact: Laura T. Bryant (314) 342-6439


THE MAY DEPARTMENT STORES COMPANY COMBINING EIGHT DIVISIONS INTO
SIX;  COST-SAVINGS ESTIMATED TO BE $60 MILLION ANNUALLY;  ANDREW
P. PICKMAN ALSO NAMED AS PRESIDENT AND CEO AT FOLEY'S

ST. LOUIS, May 3, 2002 - The May Department Stores Company [NYSE:
MAY] today announced that, effective August 3, 2002, it is combining its Kaufmann's and Filene's divisions in the Northeast as well as its Robinsons-May and Meier & Frank divisions in the West and Northwest.

     May anticipates that combining these divisions will save approximately $60 million pretax ($0.13 per share) annually, approximately 50 percent of which will be realized in the second half of fiscal 2002.

     "These two combinations are an important strategic initiative that will enable us to streamline our operations, better serve our customers, provide operating efficiencies and reduce costs," said Gene S. Kahn, chairman of the board and chief executive officer of May. "They will propel our goals of providing timely, fashion-right assortments with greater clarity of offering and a simpler, easier shopping experience."

     Following these combinations, May will operate 436 quality department stores under 11 trade names through six divisions.
May's six department store divisions will consist of five geographic regions and one national division:

     - Lord & Taylor, based in New York City, operating May's upscale division with 84 stores nationally;

     - Filene's, based in Boston, with 96 stores (including
     Kaufmann's) in the Northeast and Great Lakes region;

     - Hecht's, based in Washington, D.C., with 78 stores
     (including Strawbridge's)in the mid-Atlantic and Southeast;

     - Famous-Barr, based in St. Louis, with 43 stores (including
     L.S. Ayres and The Jones Store) in the Midwest;

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     - Foley's, based in Houston, with 64 stores in the
     Southwest; and

     - Robinsons-May, based in Los Angeles, with 71 stores
     (including Meier & Frank) in the West and Northwest.


     "Filene's will become an even more powerful department store, serving all the markets that Filene's and Kaufmann's currently serve throughout the Northeastern United States," stated Mr. Kahn. "Robinsons-May will serve all of the markets that Robinsons-May and Meier & Frank currently serve in the West and Northwest ."

     Filene's headquarters will remain in Boston, providing management, merchandising and administrative services for all of the Filene's and Kaufmann's stores and distribution centers. Thomas A. Kingsbury will continue as president and chief executive officer of Filene's, and J. Kent McHose will continue as chairman.

     "Filene's and Kaufmann's will offer the same high-quality, interesting merchandise that both companies are known for," said Mr. Kingsbury. "And we will continue to provide distinctive assortments with good value, while embracing the philosophy of providing quality service and merchandise to all of our customers."

     Robinsons-May's headquarters will remain in Los Angeles, providing management, merchandising and administrative services for all of the Robinsons-May and Meier & Frank stores and distribution centers. Craig M. Israel will continue as president and chief executive officer of Robinsons-May, and Robert M. Soroka will continue as chairman.

     Mr. Israel said, "We are excited by this opportunity to serve Meier & Frank's customers and become part of their communities. We are dedicated to providing all of our customers with merchandise assortments, quality and service that meet their needs and expectations."

     All Kaufmann's and Meier & Frank stores and distribution centers will continue to operate as Kaufmann's and Meier & Frank. The current central offices for Pittsburgh-based Kaufmann's and Portland-based Meier & Frank will close at the end of the second quarter of fiscal 2002.


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     May will place as many affected associates as possible in
other available positions, including other May locations nationwide. It also will provide severance pay and enhanced early retirement to all eligible May associates whose employment is affected by these combinations.

     The Lord & Taylor division continues to report to Gene S.
Kahn.  The other five divisions will report to William P.
McNamara, vice chairman.

     May also announced the retirement of Thomas J. Hogan, 64, president and chief executive officer of the Foley's division, effective May 31, 2002. "We appreciate Tom's 35 years of service to our company," said Mr. McNamara. "Throughout his career, he has been an excellent merchant and strong partner. We are pleased to recognize his many contributions."

     May has named Andrew P. Pickman, 50, to succeed Mr. Hogan.
"We are fortunate to be able to promote an executive with Drew's experience, talent, dedication and track record to president and CEO of Foley's," Mr. McNamara said.

     Mr. Hogan joined the company in 1967 as a buyer and held numerous merchandising positions before being named vice president and general merchandise manager in 1976. He became a senior vice president in 1978 and then an executive vice president in 1982. He subsequently became president and chief executive officer of May Florida in 1984, of O'Neil's in 1988, of
May Company Ohio in 1989, and of Famous-Barr in 1993.   He
assumed his current position, president and chief executive officer of Foley's, in 1995.

     Mr. Pickman joined Filene's in 1975 as an assistant buyer. He held various merchandising positions before being promoted to senior vice president and general merchandise manager at Filene's in 1992. In 1997, he was named senior vice president and general merchandise manager at May Merchandising. He assumed his current position in 2001 as president and chief executive officer of Kaufmann's.

     Total non-recurring costs associated with the division combinations will be approximately $110 million ($0.23 per share), all of which will be recorded in fiscal 2002. As a result, May will record pretax charges for division combination costs of approximately $40 million ($0.08 per share) in the first quarter, approximately $60 million (or $0.13 per share) in the second quarter, and approximately $10 million ($0.02 per share)
in the third quarter.
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     In addition to its 436 department stores, The May Department
Stores Company currently operates 156 David's Bridal stores, 240 After Hours Formalwear stores, and 10 Priscilla of Boston stores. May operates in 44 states, the District of Columbia and Puerto Rico.

     This release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. While this release reflects all available information and management's judgment and estimates of current and anticipated conditions and circumstances and is prepared with the assistance of specialists within and outside the company, there are many factors outside of our control that have an impact on our operations. Such factors include, but are not limited to competitive changes, general and regional economic conditions, consumer preferences and spending patterns, availability of adequate locations for building or acquiring new stores, our ability to hire and retain qualified associates and our ability to manage the business to minimize the risk of disruption to sales and customer service as a result of the combinations. Because of these factors, actual performance could differ materially from that described in forward-looking statements.

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